                                                   Exhibit 10.9


                                                  April 11, 1994


                  RIGGS NATIONAL CORPORATION
                             and
            THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.
            DEFERRED COMPENSATION PLAN FOR DIRECTORS
            ____________________________________________




                              I .

                         INTRODUCTION

          This Deferred Compensation Plan (the "Plan") is established by Riggs National Corporation (the "Company") and The Riggs National Bank of Washington, D.C. (the "Bank") for the benefit of their Directors and their Beneficiaries, and it shall be maintained according to the terms hereof. The Plan allows Directors to defer receipt and taxation of Director's Fees and to invest deferred fees in Shares of the Company.




                              II.

                         DEFINITIONS


     A.  DEFINITIONS.     When used herein, the following words
and phrases shall have the meanings assigned to them, unless the context clearly indicates otherwise:

          1.  "Bank" means The Riggs National Bank of
Washington, D.C.



          2. "Beneficiary" means the person or persons, natural or otherwise, designated by a Director under section 8.1 to receive any death benefit payable under section 7.3.



          3. "Board of Directors" means the board of directors of the Company unless otherwise stated.



          4. "Cash Deferred Fee Account" means an account established in the name of a Director to which is credited any Director's Fees that are deferred by the Director under section 3.1(a) and directed into the Cash Deferred Fee Account under section 3.1(c), any Prior Deferred Fees which the Director elects to have transferred pursuant to section 3.6(a), any interest that is credited under section 5.1, any dividends that are credited under sections 6.1(c) and 7.2(b) and from which is debited payments made under Article VII.



          5. "Common Stock" means the common shares, $2.50 par value per share, of the Company.

          6.  "Company" means the Riggs National Corporation.



          7.  "Deferred Fee Accounts" means a Director's Cash
Deferred Fee Account and Stock Deferred Fee Account.



          8. "Deferred Fee Agreement" means the written agreement, substantially in the form of Exhibit A hereto, between the Director and the Company or the Bank, as appropriate, that together with the Plan, governs the Director's rights to payment of deferred Director's Fees (adjusted for investment performance) under the Plan.



          9. "Director" means a non-employee member of the board of directors of the Company, the Bank or any subsidiaries or affiliates whose participation is approved by the board of directors of the Company.



          10. "Director's Fees" means the annual retainer paid to a Director, any fees paid to a Director for attending meetings of the board of directors or any committee of the board of directors and any fees paid to a Director for serving as chairman of a committee of the board of directors.



          11. "Fair Market Value" means, with respect to a share of the Common Stock, (i) if the Common Stock is listed on a national securities exchange or traded on the National Market System, the closing price of the Common Stock on the determination date or if there are no sales on such date, then on the next preceding date on which there were sales of Common Stock, all as published in the Eastern Edition of The Wall Street Journal, (ii) if the Common Stock is not listed on a national securities exchange or traded on the National Market System, the closing price last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on the determination date or, if no sales are reported on such date, then on the next preceding date on which there were such quotations, or (iii) if the Common Stock is not listed on a national securities exchange or traded on the National Market System and quotations for the Common Stock are not reported by the National Association of Securities Dealers, Inc., the fair market value determined by Board of Directors. In no case, however, shall the Fair Market Value be less than the par value of the Common Stock.



          12. "Interest" means the amount of interest credited to a Director's Cash Deferred Fee Account at an annual rate determined in accordance with section 5.2.



          13.  "Plan" means the Riggs National Corporation and
The Riggs National Bank of Washington, D.C. Deferred
Compensation Plan for Directors set forth in this document, as amended from time to time.

          14. "Plan Year" means the twelve-month period beginning February 1 and ending the following January 31, except for the initial Plan Year which shall be June 1, 1994 through January 31, 1995.



          15. "Prior Deferred Fees" means Director's Fees earned prior to June 30, 1994 and deferred under a previous deferred compensation arrangement sponsored by the Company or the Bank.



          16. "Shares" means the phantom shares of Common Stock credited to a Director's Stock Deferred Fee Account.



          17. "Stock Deferred Fee Account" means an account established in the name of a Director to which is credited Shares for any Director's Fees that are deferred by the Director under section 3.1(a) and directed into the Stock Deferred Fee Account under section 3.1(c), any Prior Deferred Fees that the Director elects to have transferred pursuant to section 3.6(b) and any additional Shares that are credited under section 6.1(b) and from which are debited payments made under Article VII.

                             III.

                  DEFERRAL OF DIRECTOR'S FEES




          A. ELECTION TO DEFER FEES. 1. For the initial Plan Year, the election to defer all or a portion of Director's Fees earned on and after June 1, 1994, the effective date of the Plan, shall be made prior to such date. Before the beginning of any subsequent Plan Year, a Director may elect to defer all or part of his or her Director's Fees to be earned in that year and following years. For a new Director, the election to defer Director's Fees earned during his or her initial year of service shall be made within thirty (30) days following the Director's election or appointment and shall be effective for Director's Fees earned as of the first day of the month after the election is made.



          2. Any election to defer shall continue in effect for subsequent Plan Years unless modified or revoked in accordance with section 3.4.



          3. When a Director elects to defer Director's Fees under section 3.1(a) the Director shall also elect whether amounts deferred should be credited to his or her Cash Deferred Fee Account, to his or her Stock Deferred Fee Account, or both, in the percentages authorized in the Director's Deferred Fee Agreement.



          B. LIMITATION ON STOCK DEFERRED FEES. 1. A Director cannot elect to credit more than $10,000 of Director's Fees each Plan Year to the Director's Stock Deferred Fee Account. This limit shall not be prorated for the initial Plan Year, therefore, a Director can credit $10,000 of Director's Fees earned from June 1, 1994 to January 31, 1995 to the Stock Deferred Fee Account. The $10,000 limit shall not apply to dividends credited to the Director's Stock Deferred Fee Account under section 6.1(b).



          2. In the event that a Director or Directors elect to defer Director's Fees in the form of Shares and the total number of Shares to be credited to all Directors' Stock Deferred Fee Accounts at such time exceeds the number of shares of Common Stock then available under the Plan, the number of Shares credited to each Director's Stock Deferred Fee Account shall be reduced on a pro rata basis and the remaining Director's Fees shall be credited to the Director's Cash Deferred Fee Account. The excess Director's Fees credited to the Director's Cash Deferred Fee Account cannot thereafter be transferred to the Director's Stock Deferred Fee Account.



          3. There is no limit on the amount of Director's Fees that can be credited to the Director's Cash Deferred Fee
Account.




          C. CREDITING TO DEFERRED FEE ACCOUNTS. 1. When a Director elects under section 3.1(c) to have Director's Fees credited to his or her Cash Deferred Fee Account, the Director's Cash Deferred Fee Account shall be credited with the amount of such Director's Fees as of the day such Director's Fees would have been paid to the Director were they not deferred under the Plan.




          2. When a Director elects under section 3.1(c) to have Director's Fees credited to his or her Stock Deferred Fee Account, the Director's Stock Deferred Fee Account shall be credited with a number of Shares as of the day such Director's Fees would have been paid to the Director were they not deferred under the Plan. Subject to sections 3.2(a) and 3.2(b), the number of Shares credited to the Stock Deferred Fee Account shall be the quotient of the amount of Director's Fees to be credited to the Stock Deferred Fee Account divided by the Fair Market Value of the Common Stock on such date.




          D. MODIFICATION OR REVOCATION OF DEFERRAL. A Director may, on a prospective basis for future Plan Years, change the amount of Director's Fees to be deferred by executing a new Deferred Fee Agreement or revoke his or her election to defer Director's Fees by executing a written revocation to the Secretary of the Company, but no new Deferred Fee Agreement or revocation of an election to defer Director's Fees shall be effective in the Plan Year in which it is executed.




          E. MODIFICATION OF INVESTMENT DIRECTION. Twice a year, a Director may, on a prospective basis for future Director's Fees, modify his or her election regarding the Deferred Fee Accounts to which his or her deferred Director's Fees are credited, but no modification of such an election shall affect amounts deferred in prior years. Modifications must be made no later than: (i) January 31 for fees paid on and after the following February 1 and (ii) July 31 for fees paid on and after the following August 1.



          F.  TRANSFERS FROM PREVIOUS DEFERRED COMPENSATION
ARRANGEMENTS.     (a)  The Director can elect to transfer the
balance credited on his or her behalf in any previous Director's deferred compensation arrangement sponsored by the Company or the Bank to the Director's Cash Deferred Fee Account.




          (b) The Director can make a one-time election to transfer up to $10,000 of Director's Fees credited to any previous Director's deferred compensation arrangement sponsored by the Company or the Bank to the Director's Stock Deferred Fee Account. The election must be made prior to June 1, 1994. The transfer shall be effective as of the first date on which fees deferred by any Director under the Plan are credited to that Director's Deferred Fee Account. This transfer shall be in addition to and shall not in any way impact or limit the Director's ability to defer $10,000 of Director's fees earned after June 1, 1994 for the initial Plan Year to the Director's Stock Deferred Fee Account.

                             IV.

                 CHANGE IN CAPITAL STRUCTURE




          A. CHANGE IN CAPITAL STRUCTURE. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then (i) the number, class, and per share price of shares of Common Stock credited to the Director's Stock Deferred Fee Account shall be appropriately adjusted in such a manner as to entitle the Director to receive upon distribution the same total number and class of shares as he would have received had the Director received the distribution of Common Stock under section 7.1 immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved the number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

                             V.

                         INTEREST




          A. INTEREST. Interest shall be credited to each Director's Cash Deferred Fee Account, as of the end of each quarter, at an annual rate determined pursuant to section 5.2. Interest shall be credited during each quarter that a Director has any amount credited to his or her Cash Deferred Fee Account under the Plan.




          B. RATE OF INTEREST. Interest shall be credited during the Plan Year at a rate equal to the interest rate paid by the Bank on its certificates of deposit having a one-year maturity as of February 1 of that Plan Year.






                             VI.

                          DIVIDENDS




          A. CREDITING OF DIVIDENDS. (a) Each Director with shares credited to his or her Stock Deferred Fee Account on the record date of a dividend on the Common Stock shall be credited on the payment date of the dividend with an amount determined by the product of the number of Shares credited to the Director's Stock Deferred Fee Account on the dividend record date and the dividend per share on the Common Stock.

          (b) If the Director is currently deferring all or a portion of his or her Director's Fees to the Director's Stock Deferred Fee Account, the Director's Stock Deferred Fee Account shall be credited on the dividend payment date with a number of Shares determined by dividing the amount of the dividends for the Director as determined under section 6.1(a) by the Fair Market Value of the Common Stock on the dividend payment date.




          (c) If the Director is not currently deferring all or a portion of his or her Director's Fees to the Director's Stock Deferred Fee Account, the amount of dividends determined under section 6.1(a) shall be credited on the dividend payment date to the Director's Cash Deferred Fee Account.





                             VII.

                  PAYMENT OF DEFERRED FEES




          A.  FORM OF PAYMENT OF DEFERRED FEES.     A Director
shall be entitled to receive a benefit equal to the amounts credited to his or her Deferred Fee Accounts at the time or times specified in such Director's Deferred Fee Agreement. Amounts credited to a Director's Cash Deferred Fee Account shall be paid in cash. Shares credited to a Director's Stock Deferred Fee Account shall be paid by the delivery by the Company of certificates representing a like number of the Common Stock.

          B. TIMING OF PAYMENT OF DEFERRED FEES. 1. At the election of a Director, the amount credited to the Director's Cash Deferred Fee Account shall be paid in a lump sum or in installments in accordance with the terms of such Director's Deferred Fee Agreement. Amounts credited to a Director's Cash Deferred Fee Account shall bear interest at the rate specified in section 5.2 during the installment payout period.



          2.  The shares credited to the Director's Stock
Deferred Fee Account shall be issued to the Director in a lump sum. The Director's Cash Deferred Fee Account shall be credited with dividends for Shares credited to a Director's Stock
Deferred Fee Account from the date on which the Director ceases to be a Director until such lump sum payment is made.



          3. Notwithstanding the foregoing, no payment of Shares from a Director's Stock Deferred Fee Account shall be made until at least six months and one day that an individual ceases to be a Director. Furthermore, no payment of Shares from a Director's Stock Deferred Fee Account shall be made unless the Company may validly issue Common Stock at such time pursuant to all applicable rules and regulations, including but not limited to corporate law, securities law and stock exchange rules. If Common Stock may not be issued, subject to compliance with applicable securities laws requirements, the Fair Market Value of the Shares credited to a Director's Stock Deferred Fee Account shall be distributed in cash.




          C. DEATH OF A DIRECTOR. If a Director dies with any amount credited to his or her Deferred Fee Accounts, then his or her Beneficiary shall be entitled to receive the entire amount in a lump sum. Such payment shall be made as soon as practicable after the end of the calendar quarter in which the Director's death occurred.





                             VIII.

                        BENEFICIARIES



          A.  DESIGNATION OF BENEFICIARY.     Each Director may
designate from time to time any person or persons, natural or otherwise, as his or her Beneficiary or Beneficiaries to whom benefits under section 7.3 are to be paid if he or she dies while entitled to benefits. Each Beneficiary designation shall be made either in the Deferred Fee Agreement or on a form prescribed by the Secretary of the Company and shall be effective only when filed with the Secretary during the Director's lifetime. Each

Beneficiary designation filed with the Secretary shall revoke all Beneficiary designations previously made by the Director.
The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary.





                             IX.

                       ADMINISTRATION




          A. SHARES AVAILABLE UNDER THE PLAN. 1. As of the effective date of the Plan, 25,000 shares of Common Stock shall be available to be credited to the Directors' Stock Deferred Fee
Accounts and issued under the Plan.




          2. The number of shares of Common Stock available for crediting to the Directors' Deferred Fee Accounts and issued under the Plan may be increased upon the approval of the Shareholders of the Company.




          B.  RIGHT TO AMEND OR TERMINATE THE PLAN.  (a)     The
Company and the Bank acting jointly may amend or terminate the Plan at any time in whole or in part. No amendment or termination of the Plan shall reduce any amounts credited to a Director's Deferred Fee Accounts, any amount owed to him or her as of the date of amendment or termination, or the amount of Interest accrued or number of Shares to be credited, as of such date, to his or her account.

          (b) The Plan cannot be amended more often than every six (6) months except as required by the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules and regulations issued thereunder.




          C.  NO FUNDING OBLIGATION.     Obligations to pay any
benefits under the Plan shall be unfunded and unsecured, and any payments under the Plan shall be made from the general assets of the Company or the Bank, as appropriate. The Company or the Bank, as appropriate, in its discretion, may set aside assets or purchase annuity or life insurance contracts to discharge all or part of the obligations under the Plan. The assets set aside or the annuity or life insurance contracts shall remain in the name of the Company or the Bank, as appropriate, and no trust shall be created by setting aside the assets or purchasing annuity or life insurance contracts. A Director's rights under the Plan are not assignable or transferable other than by will or the laws of descent and distribution, and such rights are exercisable during the Director's lifetime only by him or her, or by his or her guardian or legal representative.




          D.  APPLICABLE LAW.     This Plan shall be construed
and enforced in accordance with the laws of the District of Columbia, except to the extent superseded by federal law.




          E.  ADMINISTRATION AND INTERPRETATION.     The
President of the Company shall have the authority and responsibility to administer and interpret the Plan. Benefits due and owing to a Director or Beneficiary under the Plan shall be paid when due without any requirement that a claim for benefits be filed. However, any Director or Beneficiary who has not received the benefits to which he or she believes himself or herself entitled may file a written claim with the President, who shall act on the claim within thirty days, and such action on any such claim shall be conclusive.




          F.     EFFECTIVE DATE.  The Plan shall become
effective as of June 1, 1994 upon approval by the board of directors of the Company and the Bank.

                            EXHIBIT A

                      DEFERRED FEE AGREEMENT




          This Agreement between ____________________ (the "Company/Bank") and ___________________________ (the "Director")
is made the ___ day of ___________, 19__, under the Riggs National Corporation and The Riggs National Bank of Washington, D.C. Deferred Compensation Plan for Directors (the "Plan").




          (1)  DEFERRED FEE PLAN.     The Director agrees to the
terms and conditions of the Plan, a copy of which has been delivered to the Director and constitutes a part of this Agreement. Capitalized words and phrases in this Agreement shall have the meaning given to them in the Plan, unless the context clearly indicates otherwise.




          (2)  ELECTION TO DEFER FEES.     The Director
authorizes and directs the Company/Bank to defer ________________________ [insert percentage or dollar amount] of the Director's Fees earned on and after ____________ 19__ and in each subsequent Plan Year. The Director may at any time change or this election on a prospective basis for Plan Years beginning after the date of such change or revocation by executing a new Deferred Fee Agreement; the Director may at any time revoke this election on a prospective basis for Plan Years beginning after the date of such revocation by delivering to the Secretary of the Company a written revocation of the election. No change or revocation shall be effective for the Plan Year in which it is executed.

          (3)  INVESTMENT OF DEFERRED FEES.     The Director
elects to have his or her deferred Director's Fees apportioned between the Cash and Stock Deferred Fee Accounts as follows:
(circle appropriate percentages):



          Cash Deferred Fee Account:     0%  25%  50%  75%  100%



          Stock Deferred Fee Account:    0%  25%  50%  75%  100%




          (4)  FORM OF PAYMENT.  1.  CASH DEFERRED FEES ACCOUNT.
The Director elects to receive the amount of Director's Fees credited to his or her Cash Deferred Fee Accounts pursuant to this Agreement in (check one):



          ( )  a lump sum; or


          ( ) substantially equal annual installments over a period of ___ years (not to exceed ten).


               Payments shall commence:


          ( )  _________________, 19__; or


          ( )  upon termination of service as director.

          2.  STOCK DEFERRED FEE ACCOUNT.     The Director shall
receive the amount of Director's Fees credited to his or her Stock Deferred Fee Account in a lump sum no earlier than the date which is six (6) months and one day after the Director ceases to be a Director.




          5.  BENEFICIARY.     The Director requests that, upon
his or her death, any amounts remaining in his or her Deferred Fees Account be paid to the Beneficiary or Beneficiaries he or she has designated in this Agreement or in a Notice of Designation of Beneficiary filed with the Secretary of the Company.




                                                   Percentage of
                                                     Deferred
Beneficiary           Address                      Fees Account
_______________       _______________________     ________________




_______________       _______________________     ________________



_______________       _______________________     ________________



_______________       _______________________     ________________

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.






_____________________________      _____________________________
Witness                                      Director

                                    RIGGS NATIONAL CORPORATION




              THE RIGGS NATIONAL BANK OF WASHINGTON, D.C.


                    By:

                    Name:

                    Title: